March 14, 2000
                                                          VIA HAND DELIVERY

HomeSeekers.com, Incorporated
2241 Park Place, Suite E
Minden, NV 89423

         Re:      Opinion and Consent of Jenkins & Carter
                  Up to $75,000,000 of Common Stock and/or Warrants to Purchase Common Stock of HomeSeekers.com, Incorporated

Gentlemen:

         We are acting as Nevada counsel to HomeSeekers.com, Incorporated, a Nevada corporation (the "Company"), in connection with the registration of up to $75,000,000 of common stock, par value of $.001 per share, of the Company ("Common Stock"), and warrants to purchase Common Stock ("Warrants"), as contemplated by the Company's Registration Statement on Form S-3, as may be amended from time to time (the "Registration Statement").

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation, as amended, and Bylaws of the Company; and (ii) the Registration Statement and the exhibits thereto.

         Based on such examination and on the assumptions set forth below, we are of the opinion that (i) the Common Stock being registered pursuant to the Registration Statement (including shares of Common Stock issuable upon the exercise of Warrants being registered pursuant to the Registration Statement), when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or duly authorized committee thereof) may determine (and, if applicable, in accordance with the terms of the Warrant related thereto), will be validly issued, fully paid, and nonassessable, and (ii) the Warrants being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or duly authorized committee thereof) may determine, will be duly and validly authorized and issued and will be valid and binding obligations of the Company.


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HomeSeekers.com, Incorporated
March 14, 2000
Page -2-

         In rendering the foregoing opinion, we have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective;
(ii) a Prospectus Supplement describing the Common Stock and/or Warrants offered pursuant to the Registration Statement (the "Offered Securities") will have been filed with the Securities and Exchange Commission (the "Commission"); (iii) the definitive terms of any Offered Securities will have been established in accordance with the authorizing resolutions of the Company's Board of Directors, the Company's Certificate of Incorporation, the Company's Articles of Incorporation, the Company's Bylaws, and applicable law; (iv) any Common Stock (including shares of Common Stock issuable upon the exercise of Warrants being registered pursuant to the Registration Statement) will have been duly authorized and reserved for issuance, in each case within the limits of such Common Stock then remaining authorized but unissued; (v) resolutions authorizing the Company to issue, offer and sell the Offered Securities will have been validly adopted by the Company's Board of Directors and will be in full force and effect at all times at which the Offered Securities are offered or sold by the Company; (vi) any subscription agreement or other agreement upon which approval of the Company's Board of Directors for issuance of Common Stock is predicated will have been duly authorized, executed and delivered by the prospective purchaser of such Common Stock; (vii) each Warrant will have been duly authorized, executed and delivered by the holder thereof; and (viii) all Offered Securities will be issued in compliance with applicable federal and state securities laws.

         The opinions set forth above are subject to the following qualifications:

         (a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

         (b) Where documents delivered to us by the Company and its representatives state that the officers and directors of the Company have taken actions with respect to the Offered Securities, we have assumed that such actions have been taken.

         (c) We have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein.

         (d) We are qualified to practice law in the State of Nevada and have not made a special examination of any law other than the law of the State of Nevada. Accordingly, in connection with the rendering of this opinion, we express no opinion as to the laws of any state, or as to any matter subject to such laws, other than the current laws of the State of Nevada.

         (e) Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally; (ii) all rights which may inhere in the Internal Revenue Service or any state or local taxing authorities under the tax laws

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HomeSeekers.com, Incorporated
March 14, 2000
Page -3-

                  of the United States of America and the several states; and
                  (iii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         (f) Our opinion is limited to matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement. However, this opinion is furnished only for your benefit and may not be relied upon by any other person or entity without our express prior written consent. This opinion speaks only as of the date hereof and is limited to present statutes, laws and regulations and to the facts as they currently exist, and we have assumed no obligation to update or supplement this opinion.

                                                          Sincerely yours,


                                                          /s/ Jerry Carter
                                                          Jerry C. Carter